PROMISSORY NOTE


$10,000,000                                           Greensboro, North Carolina
                                                      April 16, 1996


         FOR VALUE RECEIVED, the undersigned PLUMA, INC., a North Carolina corporation ("Borrower"), promises to pay to the order of FIRST UNION NATIONAL BANK OF NORTH CAROLINA, a national banking association ("Lender"), or order, at the principal office of the Lender in Greensboro, North Carolina, or at such other place as the Lender may from time to time designate in writing, in lawful money of the United States of America in federal or other immediately available funds, the principal sum of Ten Million and No/100 Dollars ($10,000,000), together with interest on the unpaid principal amount of this Note for each day from the date hereof until April 30, 1996 at the rate of seven percent (7.0%) per annum and thereafter until repaid in full at the LIBOR Rate plus 150 Basis Points, with the LIBOR Rate to be determined at the times set forth in the Loan Agreement and to be effective throughout an Interest Period.

         So long as no Event of Default shall have occurred under the Loan Agreement (as hereinafter defined) or the Loan Agreement shall not have been terminated by Borrower or Lender pursuant to Section 11.2 or 11.3 thereof, principal and interest hereunder shall be due and payable as follows:

               (a) Interest shall be payable in arrears on the last day of each month commencing on the last day of the month hereof and continuing on the last day of each month thereafter until the full principal sum has been paid;

               (b) Principal shall be due and payable in full on the earlier of
          (i) September 30, 1996 or (ii) completion of an initial public offering of Borrower's stock; and

               (c) Principal may be prepaid in whole or in part without penalty at the end of any Interest Period. Principal payments may not be made during an Interest Period without Lender's consent.

         Interest shall be computed on the basis of the actual number of days elapsed over a year of three hundred and sixty (360) days commencing on the date hereof. In no contingency or event whatsoever shall the interest rate charged pursuant to the terms of this Note exceed the highest lawful rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a


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court determines that Lender has received interest hereunder in excess of the highest applicable rate, then such excess shall be applied to the unpaid principal amount due hereunder or refunded to the Borrower.

         Each overdue and unpaid monthly installment of principal or interest, or both, required hereunder shall be subject to a late payment charge of four percent (4%) of the amount of any such unpaid installment which is not paid within fifteen (15) days after the due date thereof. The acceptance of payment of any installment hereunder by Lender after the date on which such installment becomes due as set forth herein shall not be held to establish a custom or to constitute a waiver of any rights of Lender to enforce prompt payment of any further installment.

         For purposes of this Note:

         "Loan Agreement" shall mean the Loan and Security Agreement dated May 25, 1995 between Borrower and Lender as the same may be hereafter amended from time to time.

         All other capitalized terms used in this Note without definition shall have the meanings ascribed to such terms in the Loan Agreement.

         Borrower, for itself and its successors and assigns, ex pressly waives presentment for payment, demand, protest and notice of demand, notice of dishonor and notice of nonpayment and all other notices, and consents that Lender may release or surrender, exchange or substitute any collateral security now held or which may hereafter be held as security for the payment of this Note.

         This Note is issued to evidence a loan from Lender to Borrower and is one of the Obligations as defined in the Loan Agreement and is secured in accordance with the terms of, and is entitled to the benefits of, the Loan Agreement, including those terms relating to the acceleration of the maturity of this Note upon the occurrence of an Event of Default or upon the termina tion of the Loan Agreement pursuant to Section 11.2 or 11.3 thereof. Payment of this
Note is secured by the Collateral as described in the Loan Agreement, by the Deeds of Trust on the Realty as described in the Loan Agreement, and by the Deed of Trust dated August 22, 1995 and recorded in Deed Book 573, Page 304 of the Circuit Court of Franklin County, Virginia.

         This Note shall be governed by, construed and enforced in accordance with the internal laws, and not the laws of conflicts, of the State of North Carolina.


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         In the event that this Note shall at any time after maturity be placed with an attorney for collection, Borrower agrees to pay, in addition to the entire unpaid principal balance and interest due hereunder, all collection costs, including reason able attorneys' fees, incurred by Lender in collecting the indebtedness due hereunder.

         Upon and after the occurrence of an Event of Default, the unpaid principal amount of this Note shall bear interest, at the option of Lender, at the Default Rate provided in the Loan Agreement until either such Event of Default is cured to Lender's satisfaction or otherwise waived in writing by Lender or the indebtedness evidenced by this Note is paid in full.

         IN WITNESS WHEREOF, Borrower has caused this Note to be executed by its duly authorized officers and its corporate seal to be hereunto affixed on the day and year first above written.


                                                    PLUMA, INC.


                                                    By: /s/ R. Duke Ferrell, Jr.
ATTEST:                                                 Title:  President


 /s/ George G. Wade
___________ Secretary



   [CORPORATE SEAL]











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